Exhibit 99.1

NEWS RELEASE

Pacira BioSciences Announces Conclusion of EXPAREL Agreement with DePuy Synthes

-- Orthopedic co-promotion agreement to conclude in January 2021 --

-- Significantly improves Pacira economics related to EXPAREL --

PARSIPPANY, N.J., July 2, 2020 - Pacira BioSciences, Inc. (Nasdaq: PCRX), a leading provider of innovative non-opioid pain management options, today announced that the company has notified DePuy Synthes Sales Inc. that the agreement between the two companies to jointly market and promote the use of EXPAREL® (bupivacaine injectable suspension) for orthopedic procedures in the United States will terminate on January 2, 2021. Under this collaboration, which began in January 2017, DePuy Synthes field representatives, specializing in joint reconstruction, spine, sports medicine, trauma and cranio-maxillofacial procedures, collaborate with the Pacira field teams to support EXPAREL use and education in orthopedic surgical settings. In addition to partnering with DePuy Synthes in support of orthopedic surgical procedures, Pacira field representatives have remained the overall EXPAREL account managers and commercial leads for soft tissue surgeons, anesthesiologists, and ambulatory surgery centers.

“DePuy Synthes has been a terrific partner and we have enjoyed the opportunity to collaborate with them and are grateful for their shared commitment to provide an opioid alternative to as many patients as possible. This collaboration has allowed us to significantly expand the use of EXPAREL, solidifying its role in opioid-sparing protocols across a range of orthopedic procedures,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “Over the years the partnership with DePuy Synthes has allowed Pacira to establish a firm commercial foundation in orthopedics and we now have the in-house expertise to take over and expand upon these relationships.”

Orthopedic practice is evolving from an inpatient hospital experience to the ambulatory setting with anesthesia-driven regional approaches playing an increasingly essential role. This growing market is already largely served by the Pacira salesforce, who are well-trained and proficient in the 23-hour stay environment.

“In addition to an evolving site of care call point for EXPAREL, the iovera° platform is shifting our commercial focus into the orthopedic, spine and sports medicine markets. Given the strategic planning modifications prompted by COVID-19, and the improvement to economics for Pacira with the conclusion of the partnership, we believe it is in the best interest of Pacira and our stakeholders to take ownership of this entire franchise beginning in 2021,” concluded Mr. Stack.

Pacira is nearing completion of the build-out of a 20,000 square foot education and training center in Tampa, which will allow for interactive, hands-on customer training related to both infiltration technique and best practice regional approaches to improve patient care.

DePuy Synthes receives commissions on sales of EXPAREL under the agreement and will continue to do so for the remainder of 2020 as the two companies work together to support EXPAREL and a smooth transition. Pacira will pay an additional early termination payment in 2021. The initial term of the agreement began on January 24, 2017 with a defined end date of December 31, 2021. The agreement provided that either company could terminate the relationship without cause after three years of the effective date of the agreement with a six-month notification.

About Pacira BioSciences

Pacira BioSciences, Inc. (Nasdaq: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera°® system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL

EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies where EXPAREL was injected into the wound, the most common side effects were nausea, constipation, and vomiting. In studies where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. EXPAREL is not recommended to be used in patients younger than 18 years old or in pregnant women. Tell your healthcare provider if you have liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from your body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL: can affect your nervous system and your cardiovascular system; may cause an allergic reaction; may cause damage if injected into your joints.

About iovera°

The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

Important Safety Information

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the impact of the worldwide COVID-19 (Coronavirus) epidemic and related global economic conditions on our business and results of operations; the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the ability to realize anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and any other future acquisitions into the company’s existing business; the commercial success of iovera° and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

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Investor Contact:

Susan Mesco, (973) 451-4030

susan.mesco@pacira.com

Media Contact:

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Alyssa Schneider, (973) 588-2270

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